Exhibit 99.3

PALMSOURCE, INC.

MANAGEMENT RETENTION AGREEMENT

This Management Retention Agreement (the “Agreement”) is made and entered into by and between Jeanne Seeley (the “Employee”) and PalmSource, Inc. (the “Company”), effective as of the latest date set forth by the signatures of the parties hereto below (the “Effective Date”).

R E C I T A L S

A. It is expected that the Company from time to time may consider a Change of Control (as defined below). The Board of Directors of the Company (the “Board”) recognizes that such consideration can be a distraction to the Employee and can cause the Employee to consider alternative employment opportunities. The Board has determined that it is in the best interests of the Company and its stockholders to assure that the Company will have the continued dedication and objectivity of the Employee, notwithstanding the possibility, threat or occurrence of a Change of Control of the Company.

B. The Board believes that it is in the best interests of the Company and its stockholders to provide the Employee with an incentive to continue his employment and to motivate the Employee to maximize the value of the Company upon a Change of Control for the benefit of its stockholders.

C. The Board believes that it is imperative to provide the Employee with severance benefits upon Employee’s termination of employment following a Change of Control which provides the Employee with enhanced financial security and incentive and encouragement to remain with the Company notwithstanding the possibility of a Change of Control.

D. Certain capitalized terms used in this Agreement are defined in Section 5 below.

The parties hereto agree as follows:

1. Term of Agreement. This Agreement shall terminate upon the date that all obligations of the parties hereto with respect to this Agreement have been satisfied.

2. At-Will Employment. The Company and the Employee acknowledge that the Employee’s employment is and shall continue to be at-will, as defined under applicable law, and may be terminated by either party at any time, with or without cause or notice. If the Employee’s employment terminates for any reason, including (without limitation) any termination prior to a Change of Control, the Employee shall not be entitled to any payments, benefits, damages, awards or compensation other than as provided by this Agreement, or as may otherwise be available in accordance with the Company’s established employee plans or pursuant to other written agreements with the Company.

3. Change of Control Severance Benefits.

(a) Involuntary Termination other than for Cause, Death or Disability or Voluntary Termination for Good Reason Following A Change of Control. If, within twelve (12) months following a Change of Control, Employee’s employment with the Company (or any subsidiary thereof) is terminated (i) involuntarily by the Company (or any subsidiary thereof) other than for Cause, death or Disability or (ii) by the Employee pursuant to a Voluntary Termination for Good Reason, then, subject to Employee entering into a standard form of mutual release of claims with the Company, the Company shall provide Employee with the following benefits upon such termination:

(i) Severance Payment. A lump-sum cash payment in an amount equal to one hundred percent (100%) of the Employee’s Annual Compensation;

(ii) Continued Employee Benefits. Company-paid health, dental, vision, long-term disability and life insurance coverage at the same level of coverage as was provided to such Employee immediately prior to the Change of Control and at the same ratio of Company premium payment to Employee premium payment as was in effect immediately prior to the Change of Control (the “Company-Paid Coverage”). If such coverage included the Employee’s dependents immediately prior to the Change of Control, such dependents shall also be covered at Company expense. Company-Paid Coverage shall continue until the earlier of (A) two years from the date of termination, or (B) the date upon which the Employee and his dependents become covered under another employer’s group health, dental, vision, long-term disability or life insurance plans that provide Employee and his dependents with comparable benefits and levels of coverage. For purposes of Title X of the Consolidated Budget Reconciliation Act of 1985 (“COBRA”), the date of the “qualifying event” for Employee and his or her dependents shall be the date upon which the Company-Paid Coverage commences, and each month of Company-Paid Coverage provided hereunder shall offset a month of continuation coverage otherwise due under COBRA.

(iii) Pro-Rated Bonus Payment. A lump-sum cash payment equal to one hundred percent (100%) of the higher of (A) Employee’s target bonus as in effect for the fiscal year in which the Change of Control occurs or (B) Employee’s target bonus as in effect for the fiscal year in which Employee’s termination occurs, pro-rated by multiplying such bonus amount in clause (A) or (B), as applicable, by a fraction, the numerator of which shall be the number of days prior to Employee’s termination during such fiscal year, and the denominator of which shall be three-hundred and sixty-five.

(iv) Equity Compensation Accelerated Vesting. One Hundred percent (100%) of the unvested portion of any stock option, restricted stock or other Company equity compensation held by the Employee shall be automatically accelerated in full so as to become completely vested.

Notwithstanding the foregoing, in the event the Employee is employed by a subsidiary of the Company at the time of a Spin-Off of such subsidiary, then the Employee shall not be deemed to have been terminated for Cause nor shall Employee be permitted to terminate his or her employment pursuant to a Voluntary Termination for Good Reason and receive the benefits provided for in this Section 3(a) as a result of such Spin-Off, but rather the Former Subsidiary shall assume the obligations under this Agreement as provided for in Section 7.

(b) Voluntary Resignation; Termination For Cause. If the Employee’s employment terminates by reason of the Employee’s voluntary resignation (and is not a Voluntary Termination for Good Reason), or if the Employee is terminated for Cause, then the Employee shall not be entitled to receive severance or other benefits except for those (if any) as may then be established under the Company’s (or any subsidiary’s) then existing severance and benefits plans or pursuant to other written agreements with the Company (or any subsidiary thereof).

(c) Disability; Death. If the Employee’s employment with the Company (or any subsidiary thereof) terminates as a result of the Employee’s Disability, or if Employee’s employment is terminated due to the death of the Employee, then the Employee shall not be entitled to receive severance or other benefits except for those (if any) as may then be established under the Company’s (or any subsidiary’s) then existing severance and benefits plans or pursuant to other written agreements with the Company (or any subsidiary thereof).

(d) Termination Apart from Change of Control. In the event the Employee’s employment is terminated for any reason, either prior to the occurrence of a Change of Control or after the twelve (12) month period following a Change of Control, then the Employee shall be entitled to receive severance and any other benefits only as may then be established under the Company’s (or any subsidiary’s) then existing severance and benefits plans or pursuant to other written agreements with the Company.

4. Golden Parachute Excise Tax.

(a) In the event that the benefits provided for in this Agreement or otherwise provided by the Company (or any subsidiary thereof) to the Employee (including, but not by way of limitation, any accelerated vesting on stock options) (the “Total Payments”) would subject the Employee to an excise tax (the “Excise Tax”) imposed under Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”), then the Company (or any subsidiary thereof that employs the Employee at such time) will pay the Employee (i) an amount sufficient to pay the excise tax, and (ii) an additional amount sufficient to pay the Excise Tax and federal, state and local income and employment taxes arising from the payments made by the Company (or any subsidiary thereof that employs the Employee at such time) pursuant to this sentence. Any amount required to paid to the Employee pursuant to the preceding sentence shall be referred to as the “Gross-Up Payment.”

(b) The determination of the Employee’s Excise Tax liability and the amount, if any, required to be paid under this Section 4 will be made in writing by the Company’s independent auditors (the “Accountants”). For purposes of making the calculations required by this Section 4, the Employee shall be deemed to pay federal, state and local income taxes at the highest marginal rate in effect in the calendar year in which the Gross-Up Payment will be made, based on the Employee’s residence. The Accountants may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code. The Company (or any subsidiary thereof that employs the Employee at such time) and the Employee shall furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make a determination under this Section 4. The Company will pay all costs the Accountants may reasonably incur in connection with any calculations contemplated by this Section 4.

(c) The Accountants shall determine the Gross-Up Payment as soon as practicable after the Employee’s termination of employment (but in no event later than 15 days after the termination). In addition, the Accountants shall make a determination of any Gross-Up Payment prior to termination of employment upon written request of the Employee and assuming the Employee has a reasonable basis for believing that he or she may be entitled to a Gross-Up Payment prior to termination of employment. The Gross-Up Payment shall be paid to the Employee within five days after the Accountants’ determination. In the event that the initial Gross-Up Payment made to the Employee is finally determined to be too large or small, the following rules shall apply. If the initial Gross-Up Payment was too small, the Company (or any subsidiary thereof that employs the Employee at such time) shall promptly make an additional payment to the Employee equal to the shortfall (plus any interest, penalties or additional payable by executive with respect to such excess). If the initial Gross-Up Payment is too large, then the Employee shall repay the amount of the excess to the Company (or any subsidiary that has made such payment to the Employee), plus interest on the amount of such repayment at 120% of the applicable federal rate provided in section 1274 of the Code, but only to the extent that such repayment by the Employee would result in a dollar-for-dollar reduction in the Executive’s taxable income and wages for purposes of federal, state and local income and employment taxes). The Executive and the Company (or any subsidiary thereof that employs the Employee at such time) shall each reasonably cooperate with the other in connection with any administrative or judicial proceedings concerning the existence or amount of the Excise Tax with respect to the Total Payments (and associated income taxes, penalties and interest).

5. Definition of Terms. The following terms referred to in this Agreement shall have the following meanings:

(a) Annual Compensation. “Annual Compensation” shall mean an amount equal to the sum of (i) the Employee’s annual base salary, and (ii) 100% of the Employee’s Target Bonus, as in effect on the date of the Change of Control or Employee’s termination, in each case, whichever is higher.

(b) Target Bonus. “Target Bonus” shall mean Employee’s annual bonus, assuming 100% “on target” satisfaction of any objective or subjective performance milestones.

(c) Cause. “Cause” shall mean (i) an act of personal dishonesty taken by the Employee in connection with his responsibilities as an employee and intended to result in substantial personal enrichment of the Employee, (ii) Employee being convicted of a felony, (iii) a willful act by the Employee which constitutes gross misconduct and which is injurious to the Company (or any subsidiary thereof that employs the Employee at such time), (iv) following delivery to the Employee of a written demand for performance from the Company (or any subsidiary thereof that employs the Employee at such time) which describes the basis for the Company’s (or any subsidiary’s) reasonable belief that the Employee has not substantially performed his duties, continued violations by the Employee of the Employee’s obligations to the Company (or any subsidiary thereof that employs the Employee at such time) which are demonstrably willful and deliberate on the Employee’s part.

(d) Change of Control. “Change of Control” means the occurrence of any of the following events:

(i) Any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) becomes the “beneficial owner” (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities who is not already such as of the Effective Date of this Agreement; or

(ii) The consummation of the sale or disposition by the Company of all or substantially all the Company’s assets; or

(iii) The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining out-standing or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation; or

(iv) A change in the composition of the Board occurring within a two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” shall mean directors who either (A) are directors of the Company as of the date upon which this

Agreement was entered into, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of those directors whose election or nomination was not in connection with any transaction described in subsections (i), (ii), or (iii) above, or in connection with an actual or threatened proxy contest relating to the election of directors to the Company; or

(e) Disability. “Disability” shall mean that the Employee has been unable to perform his duties as an employee of the Company (or any subsidiary thereof that employs the Employee at such time) as the result of his incapacity due to physical or mental illness, and such in-ability, at least 26 weeks after its commencement, is determined to be total and permanent by a physician selected by the Company or its insurers and acceptable to the Employee or the Employee’s legal representative (such Agreement as to acceptability not to be unreasonably withheld). Termination resulting from Disability may only be effected after at least 30 days’ written notice by the Company (or any subsidiary thereof that employs the Employee at such time) of its intention to terminate the Employee’s employment. In the event that the Employee resumes the performance of substantially all of his duties hereunder before the termination of his employment becomes effective, the notice of intent to terminate shall automatically be deemed to have been revoked.

(f) Former Subsidiary. “Former Subsidiary” shall mean any former subsidiary of the Company that ceases to be as such due to a Spin-Off.

(g) Spin-Off. “Spin-Off” shall mean the distribution of the securities of a subsidiary of the Company to the Company’s stockholders at a time when the Company owns at least 80% of such subsidiary’s securities.

(h) Voluntary Termination for Good Reason. “Voluntary Termination for Good Reason” shall mean the Employee voluntarily resigns after the occurrence of any of the following (i) without the Employee’s express written consent, a material reduction of the Employee’s duties, title, authority or responsibilities, relative to the Employee’s duties, title, authority or responsibilities as in effect immediately prior to such reduction, or the assignment to Employee of such reduced duties, title, authority or responsibilities; provided, however, that a reduction in duties, title, authority or responsibilities solely by virtue of the Company being acquired and made part of a larger entity (as, for example, when the Senior Vice-President of a business unit of the Company remains as such following a Change of Control) shall not by itself constitute grounds for a “Voluntary Termination for Good Reason;” (ii) without the Employee’s express written consent, a material reduction, without good business reasons, of the facilities and perquisites (including office space and location) available to the Employee immediately prior to such reduction; (iii) a reduction by the Company in the base salary of the Employee as in effect immediately prior to such reduction; (iv) a material reduction by the Company in the aggregate level of employee benefits, including bonuses, to which the Employee was entitled immediately prior to such reduction with the result that the Employee’s aggregate benefits package is materially reduced (other than a reduction that generally applies to Company employees); (v) the relocation of the Employee to a facility or a location more than thirty-five (35) miles from the Employee’s then present location, without the Employee’s express written consent; (vi) the failure of the Company to obtain the assumption of this agreement by any successors contemplated in Section 7(a) below; or (vii) any act or set of facts or circumstances which would, under California case law or statute constitute a constructive termination of the Employee.

6. Non-Solicitation. In consideration for the severance benefits Employee is to receive herein, if any, Employee agrees that he or she will not, at any time during the one year following his or her termination date, directly or indirectly solicit any individuals to leave the Company’s (or any of its subsidiaries’) employ for any reason or interfere in any other manner with the employment relationships at the time existing between the Company (or any of its subsidiaries) and its current or prospective employees.

7. Assignment.

(a) Company’s Successors / Former Subsidiary. Any successor to the Company (whether direct or indirect and whether by purchase, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company’s business and/or assets or any Former Subsidiary shall assume the obligations under this Agreement and agree expressly to perform the obligations under this Agreement in the same manner and to the same extent as the Company would be required to perform such obligations in the absence of a succession. For all purposes under this Agreement, the term “Company” shall include (i) any such successor to the Company’s business and/or assets which executes and delivers the assumption agreement described in this Section 7(a) or which becomes bound by the terms of this Agreement by operation of law, or (ii) a Former Subsidiary.

(b) Employee’s Successors. The terms of this Agreement and all rights of the Employee hereunder shall inure to the benefit of, and be enforceable by, the Employee’s personal or legal representatives, executors, administrators, successors, heirs, distributes, devisees and legatees.

8. Notice.

(a) General. Notices and all other communications contemplated by this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or one day following mailing via Federal Express or similar overnight courier service. In the case of the Employee, mailed notices shall be addressed to him or her at the home address which he or she most recently communicated to the Company in writing. In the case of the Company, mailed notices shall be addressed to its corporate headquarters, and all notices shall be directed to the attention of its Secretary with a copy to the Legal Department.

(b) Notice of Termination. Any termination of the Employee by the Company (or any subsidiary thereof that employs the Employee at such time) for Cause or by the Employee pursuant to a Voluntary Termination for Good Reason as contemplated by Section 3(a) shall be communicated by a notice of termination to the other party hereto given in accordance with Section 8(a) of this Agreement. Such notice shall indicate the specific termination provision in this Agreement relied upon, shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination under the provision so indicated, and shall specify the termination date (which shall be not more than 30 days after the giving of such notice). The failure by the Employee to include in the notice any fact or circumstance which contributes to a showing of Voluntary Termination for Good Reason shall not waive any right of the Employee hereunder or preclude the Employee from asserting such fact or circumstance in enforcing his rights hereunder.

9. Miscellaneous Provisions.

(a) No Duty to Mitigate. The Employee shall not be required to mitigate the value of any benefits contemplated by this Agreement, nor shall any such benefits be reduced by any earnings or benefits that the Employee may receive from any other source.

(b) Waiver. No provision of this Agreement shall be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by the Employee and by two authorized officers of the Company (other than the Employee). No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.

(c) Whole Agreement. No agreements, representations or understandings (whether oral or written and whether express or implied) which are not expressly set forth in this Agreement have been made or entered into by either party with respect to the subject matter hereof. This Agreement represents the entire understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior arrangements and understandings regarding same between the Company and the Employee.

(d) Choice of Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of California.

(e) Severability. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision hereof, which shall remain in full force and effect.

(f) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, as of the day and year set forth below.

PALMSOURCE, INC.

By:	/s/ David Nagel

Title:	Chief Executive Officer

Date: March 1, 2005

EMPLOYEE

/s/ Jeanne Seeley

Date: February 28, 2005